Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Composite Technology Corporation and Subsidiaries on Form S-8 of our report, dated December 14, 2004, included in and incorporated by reference in the Annual Report on Form 10-KSB of Composite Technology Corporation and Subsidiaries for the year ended September 30, 2004.



SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California

January 7, 2005